Exhibit 10.6

AMENDMENT NUMBER 1 (this “Amendment”) to THE CHANGE IN CONTROL AGREEMENT, dated October 17, 2004 (the “Agreement”), by and between Cornerstone Realty Income Trust, Inc. (the “Company”) and David L. Carneal (the “Executive”).

RECITALS

WHEREAS, Section 409A of the Internal Revenue Code has recently become effective and guidance received under that Section permits plans to be amended to comply and/or terminated this year; and

WHEREAS, pursuant to Section 9.5 of the Agreement, the Agreement may be amended by the Company and the Executive, and the Company and the Executive desire to so amend the Agreement.

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Section 2.7 is deleted in its entirety and is revised to read: “‘Effective Date’ means the first date during the term of the Agreement (as defined in Article III) on which a change in the ownership, effective control or ownership of a substantial portion of the assets of the Company, as defined for purposes of Section 409A of the Internal Revenue Code, that is also a Change in Control (or that is related to a previous Change in Control), as defined in Section 2.4 hereof, occurs.”

2. Article IV is amended as follows:

(a) The title is deleted in its entirety and is revised to read: “OBLIGATIONS OF THE COMPANY UPON A CHANGE IN CONTROL.”

(b) The preamble of Section 4.1 is deleted in its entirety and is revised to read: “Obligations on the occurrence of the Effective Date. On the occurrence of the Effective Date, the Company’s obligations to the executive shall be as follows:”

(c) Each reference in Section 4.1 to “Termination Date” is revised to refer to “Effective Date.”

3. All references to “Employment Period” in the Agreement are revised to refer to “Benefits Period.”

4. Sections 2.14, 4.1(h) and 4.2 are deleted in their entirety.

5. It is the Company’s and the Executive’s intention that the Agreement, as amended by this Amendment, comply with Section 409A of the Internal Revenue Code. If either party believes, at any time, that the Agreement as amended does not comply, it will promptly advise the other and will negotiate reasonably and in good faith to amend the terms of this Agreement such that they comply and that amendment will have the most limited possible economic effect on the Company and the Executive.

6. Capitalized terms used but not defined herein shall have their respective meanings as used in the Agreement.

IN WITNESS WHEREOF, the Company and the Executive have executed this Amendment as of the date indicated below.

CORNERSTONE REALTY INCOME TRUST, INC.

/s/ Stanley J. Olander, Jr.	Date: February 8, 2005
By: Stanley J. Olander, Jr.
Title: President

/s/ David L. Carneal	Date: February 8, 2005
David L. Carneal